WAIVER AND FORBEARANCE AGREEMENT

THIS WAIVER AND FORBEARANCE AGREEMENT (the "Agreement"), executed as of the 25th day of July, 2011, by and among GR Match LLC, a Delaware limited liability company ("GRM"), and CyberDefender Corporation, a Delaware corporation ("CyberDefender"), is made with reference to the following facts:

A. GRM and CyberDefender Corporation, a California Corporation ("CyberDefender California") (as predecessor in interest to CyberDefender) entered into that certain Media and Marketing Services Agreement dated March 24, 2009, as amended (the "First Media Services Agreement").

B. GRM and CyberDefender California entered into that certain Loan and Securities Purchase Agreement dated as of March 31, 2010 (the "Loan Agreement" and the loan made pursuant thereto, the "Loan"). GRM agreed to advance the Loan to CyberDefender California on the terms and conditions set forth in the Security Agreement dated March 31, 2010 executed by CyberDefender California in favor of GRM (the "Security Agreement") and the 9% Secured Convertible Promissory Note dated March 31, 2010 in the original principal amount of $5,300,000 issued by CyberDefender California in favor of GRM (the "Promissory Note"). The Security Agreement, the Promissory Note and any other loan documents relating to the Loan are collectively referred herein as the "Loan Documents".

C. GRM and CyberDefender entered into that certain Revolving Credit Loan Agreement dated December 7, 2010, effective December 3, 2010, in the principal amount not to exceed $5,000,000 (the "Revolving Credit Loan Agreement"). The Revolving Credit Loan Agreement was entered into on the terms and conditions set forth therein, in the Revolving Credit Note dated December 3, 2010 (the "Revolving Credit Note") and the Security Agreement dated December 7, 2010, to be effective as of December 3, 2010 (the "Revolving Credit Security Agreement").

D. GRM and CyberDefender entered into that certain Loan Modification Agreement dated February 25, 2011 (the "Loan Modification Agreement"), pursuant to which GRM and CyberDefender agreed to modify the indebtedness evidenced by the Revolving Credit Loan Agreement, the Revolving Credit Note and the Revolving Credit Security Agreement on the terms and conditions of the Amended and Restated 9% Secured Convertible Promissory Note, dated February 25, 2011 (the "Amended and Restated Note"). The Loan Modification Agreement, the Revolving Credit Security Agreement, the Amended and Restated Note and any other loan documents relating to the Loan Modification Agreement are collectively referred herein as the "Loan Modification Documents".

E. GRM and CyberDefender entered into that certain Media and Marketing Services Agreement dated July 19, 2011 (the "Second Media Services Agreement").

F. CyberDefender failed to make interest payments on the Promissory Note due and payable on July 1, 2011 and has requested that GRM permit it to capitalize such interest payments. CyberDefender failed to meet the requirements of Sections 5.17 and 5.18 of the Loan Agreement and has further requested that GRM agree to waive, during the Waiver Period (as

defined below) only, any Event of Default resulting therefrom. CyberDefender failed to perform its obligations as described in Section 7(a)(viii) of the Promissory Note and has further requested that GRM agree to waive, during the Waiver Period only, any Event of Default resulting therefrom.

G. CyberDefender failed to make interest payments on the Amended and Restated Note due and payable on July 1, 2011 and has requested that GRM permit it to capitalize such interest payments. CyberDefender failed to meet the requirements of Section 4.6(d) of the Loan Modification Agreement and has further requested that GRM agree to waive, during the Waiver Period only, any Event of Default resulting therefrom. CyberDefender failed to perform its obligations as described in Section 7(a)(viii) of the Amended and Restated Note and has further requested that GRM agree to waive, during the Waiver Period only, any Event of Default resulting therefrom.

H. Pursuant to that certain Waiver and Forbearance Letter (the "Letter") dated December 3, 2010, CyberDefender requested and GRM agreed to and did waive any Event of Default (as defined in the Loan Agreement) resulting from CyberDefender's failure to timely pay Reimbursement Amounts (as defined in the First Media Services Agreement) to GRM pursuant to Section 2.2 of the First Media Services Agreement and GRM acknowledged and agreed that any failure of CyberDefender to timely pay Reimbursement Amounts to GRM which occurred on or prior to the date thereof shall be deemed cured effective as of the Closing (as defined in the Revolving Credit Loan Agreement).

I. Pursuant to the Letter, CyberDefender requested and GRM acknowledged receipt of the interest payment that was payable to GRM as of October 1, 2010 pursuant to Section 2(a) of the Promissory Note (the "October Interest Payment") and GRM waived any Event of Default (as defined in the Loan Agreement) resulting from CyberDefender's failure to timely pay the interest payment the October Interest Payment and its right to seek any remedies against CyberDefender for CyberDefender's failure to timely pay the October Interest Payment.

J. Pursuant to that certain Letter, effective as of the Closing (as defined in that certain Revolving Credit Loan Agreement) and continuing through and including January 31, 2011), GRM agreed to and did forebear from exercising remedies under the Transaction Documents (as defined in the Loan Agreement) as a result of CyberDefender's breach of Section 4.6(c) of the Loan Agreement. GRM also agreed that CyberDefender would have the right to cure its breach of Section 4.6(c) of the Loan Agreement on or prior to January 31, 2011.

K. CyberDefender now requests that GRM waive any potential defaults for the Waiver Period only and, as a result, that GRM during the Waiver Period will not assert the existence of defaults under the Loan Documents or the Loan Modification Documents and will not exercise remedies during the Waiver Period only, including but not limited to the rights of a secured party on default under the Uniform Commercial Code and the right to make all amounts due and owing under the Promissory Note and the Amended and Restated Note immediately due and payable, for a period of sixty (60) days through and including September 23, 2011 (the "Waiver Period").

L. If CyberDefender strictly complies with the terms of this Agreement, GRM is willing to waive its rights and remedies, during the Waiver Period only, in order to allow CyberDefender an opportunity to reorganize its capital structure.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Acknowledgement of Validity of Factual Recitals. The parties hereto acknowledge the truth, accuracy and validity of the foregoing factual recitals.

2. Acknowledgement of Outstanding Principal Amounts Owed on the Promissory Note. CyberDefender and GRM acknowledge that as of July 22, 2011, the following amounts are the outstanding principal balance on the Promissory Note and the accrued but unpaid interest due and payable on the Promissory Note:

Principal: $5,665,859.75
Accrued Interest: $158,644.07

3. Acknowledgement of Outstanding Principal Amounts Owed on the Amended and Restated Note. CyberDefender and GRM acknowledge that as of July 22, 2011, the following amounts are the outstanding principal balance on the Amended and Restated Note and the accrued but unpaid interest due and payable on the Amended and Restated Note:

Principal: $5,747,805.33
Accrued Interest: $160,938.55

4. Acknowledgement of Validity and Enforceability of Loan Documents. CyberDefender acknowledges and agrees that the documents referenced herein are valid and enforceable according to their terms.

5. Acknowledgement of Waiver. During the Waiver Period only, GRM agrees to waive its rights and remedies under the Loan Documents and the Loan Modification Documents, including but not limited to the rights of a secured party on default under the Uniform Commercial Code and the right to make all amounts due and owing under the Promissory Note and the Amended and Restated Note immediately due and payable, subject to the conditions contained herein. As a result, during the Waiver Period only, GRM agrees that CyberDefender is not in default under the Loan Documents or the Loan Modification Documents; provided, however, that upon the earlier of the termination of this Agreement and the end of the Waiver Period, GRM shall retain the right to pursue any rights and remedies with respect to any uncured default that (i) existed prior to the Waiver Period, (ii) occurs during the Waiver Period or (iii) occurs after the Waiver Period.

6. Acknowledgement of Conditions; Default: CyberDefender's failure to comply with any of the following conditions shall result in an immediate default of this Agreement:

a. Subject to the terms hereof, during the Waiver Period, CyberDefender shall comply with the terms of the Loan Documents, the Loan Modification Documents and the Second Media Services Agreement (the failure to perform those obligations described above in Sections F and G, however, shall be excluded from any compliance determination hereunder);

b. CyberDefender shall present to GRM no later than August 1, 2011, a detailed description of a feasible and reasonable plan to continue business operations outside of bankruptcy, including the likely amounts and timing of any future financings, as well as an analysis of the necessary business metric improvements;

c. CyberDefender shall present to GRM no later than August 1, 2011, a detailed analysis regarding its feasible and reasonable plan to maximize assets for stakeholders in the event it is unable to secure necessary financing; and

d. During the Waiver Period, CyberDefender shall not make any expenditures or incur any obligations in excess of $25,000 outside the ordinary course of its business without the approval of GRM, provided that the foregoing shall not prohibit CyberDefender from paying legal, restructuring and related expenses or reasonable expenses associated with its efforts to raise capital (including the loans made pursuant to that certain Securities Purchase Agreement dated July 22, 2011). CyberDefender and its counsel shall not be required to disclose attorney client or otherwise privileged communications to GRM.

In the event of a default which remains uncured for a period of three business (3) days following GRM's written notice to CyberDefender of the default, GRM may terminate this Agreement immediately without further notice. For the avoidance of doubt, upon the earlier of the termination of this Agreement and the end of the Waiver Period, GRM shall retain the right to pursue any rights and remedies with respect to any previously existing or subsequent default.

7. Acknowledgement of Retention of Rights. All of the terms and conditions of the documents referenced herein shall remain unchanged and in full force and effect, except to the extent expressly provided herein. This Agreement shall not be deemed a waiver of GRM's rights and remedies once the Agreement is terminated or the Waiver Period has concluded. GRM reserves all of its rights, powers and remedies under all documents referenced herein.

8. Acknowledgement of Default upon Failure to Cure. CyberDefender acknowledges that a failure to cure any of the obligations referenced in Sections F and G herein, prior to the earlier of the termination of this Agreement or the end of the Waiver Period, will result in a default and/or the existence of one or several Events of Default. CyberDefender acknowledges that, at such time, GRM shall be entitled to enforce any and all of its rights and remedies with respect to any such default and/or Event of Default.

9. Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof. The documents referenced herein shall not be further amended except by a writing duly executed by CyberDefender and GRM.

10. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

13. Good Faith Negotiation for Extension of the Term. During the term of this Agreement, the parties intend to discuss in good faith options for addressing the obligations owed by CyberDefender to GRM and efforts to raise additional capital.

14. Notices. Notwithstanding anything to the contrary contained in the documents referenced herein, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party ("Notice") shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to GRM: c/o Stephanie Blackman, Esq.
Guthy-Renker LLC
3340 Ocean Park Blvd
Santa Monica, CA 90405-3204
Fax: (310) 581-3443

With a copy to: Peter M. Gilhuly, Esq.
Latham & Watkins, LLP
355 South Grand Avenue
Los Angeles, CA 90071-1560
Fax: (213) 891-8720

If to CyberDefender: CyberDefender Corporation
617 West 7th Street
Los Angeles, CA 90017
Attention: Gary Lloyd
Fax: (213) 652-1839

With a
a copy to: O'Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
Attention: Steve Warren, Esq.
Fax: (213) 430-6407

Any party may change its address by giving the other parties written notice of its new address as herein provided. Notices given in the manner aforesaid shall be deemed delivered when actually received or refused by the party to whom sent, unless such notice is mailed as aforesaid, in which event such notice shall be deemed complete on the day of actual delivery as shown by the return receipt or at the expiration of the fifth (5th) day after the date of mailing, whichever first occurs.

15. Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

16. Representation by Counsel. CyberDefender (a) has retained counsel to represent it in the transactions contemplated herein; (b) has read and understands this Agreement; (c) has been advised by its counsel with respect to its rights and obligations under this Agreement; and (d) agrees that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

GR MATCH LLC,
a Delaware limited liability company

By: G/R LLC,
By: B. Van de Bunt, its Co-CEO

CYBERDEFENDER CORPORATION,
a Delaware corporation

By:______________________________

LA3:1175303.5
LA\2285930.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

GR MATCH LLC,
a Delaware limited liability company

By:______________________________

CYBERDEFENDER CORPORATION,
a Delaware corporation

By:______________________________